                                                                    Exhibit 10.2


                  AMENDMENT TO AGREEMENT DATED OCTOBER 5, 1995

         This AMENDMENT TO AGREEMENT DATED OCTOBER 5, 1995 is made on
the       day of October, 1995, by and between NutraGenics, Inc., a Nevada corporation, having its principle offices at 8300 N. Hayden Road, Suite 207, Scottsdale, Arizona 85258 (hereinafter referred to as "NutraGenics"), and Milton Okin, residing at 306 Brevoort Lane, Rye, New York 10580 (hereinafter referred to as "Okin").

                              W I T N E S S E T H:

         WHEREAS, NutraGenics has entered into an Agreement with Okin on October 5, 1995, (the "October 5 Agreement") in which among other undertakings Okin loaned the sum of two hundred and fifty thousand ($250,000) dollars and an additional sum of money yet to be determined and representing the payment of legal fees to Milton Bass, Esq., on behalf of NutraGenics relating to legal services rendered by Milton Bass, Esq. to NutraGenics concerning the sale of NutraGenics' products in compliance with Federal Food and Drug Administration
(FDA) regulations; and

         WHEREAS, Okin has the right and option to accept as repayment of all or part of his loan to NutraGenics, the unregistered common stock of NutraGenics at a price of one dollar and fifty cents ($1.50) per share (the "Option"); and

         WHEREAS, NutraGenics and Okin wish to protect the Option and the NutraGenics stock he may purchase upon exercise of the option against dilution in the event of the occurrence of certain events by adding antidilutive terms to the Option in the October 5th Agreement in the form of an amendment to the October 5th Agreement;

         NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties intending to be legally bound agree as follows:

         FIRST:   AMENDMENT TO OCTOBER 5TH AGREEMENT

         Paragraph EIGHTH of the October 5th Agreement entitled,
"OPTION TO CONVERT LOANS INTO UNREGISTERED COMMON STOCK OF
NUTRAGENICS", is hereby amended by adding the following paragraphs to paragraph EIGHTH:

         In the event that, during the period between the date hereof and the Closing Date (the "Option Period"), any reclassification, reorganization, stock split, stock dividend, merger consolidation, combination, exchange of securities, or other similar change in respect of the capitalization of NutraGenics shall occur, then appropriate adjustment shall be made in the number of shares of common stock of NutraGenics and/or kind of securities to be issued in the event Okin exercises the Option to accept repayment of part or all of his Loans (the "Option Shares") and the Exercise Price so that the Option Shares shall be that number of shares of common stock and/or other securities that Okin would have held after such




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
reclassification, reorganization, stock split, stock dividend, merger, consolidation, combination, exchange of securities, or other similar change if the Closing Date had occurred immediately prior to such reclassification, reorganization, stock split, stock dividend, liquidation, spin-off or similar other change and all references herein to the Option Shares shall be deemed to refer to such adjusted number and/or kind of securities.

         In the event that, during the Option Period there is a partial or complete liquidation or spin-off of any assets owned by NutraGenics, NutraGenics will give Okin at least thirty (30) days prior written notice of such event so that Okin may exercise any part of all of the Option prior to such liquidation or spin-off.

         At any time during the Option Period Okin shall have the right to, purchase from NutraGenics, in round numbered size allotments of blocks of at least ten thousand (10,000) shares, up to that number of Option Shares then subject to the Option, at the Exercise Price in effect at the time of such exercise. Okin shall sign an investment letter for all stock issued pursuant to the option in form and substance as previously executed as part of the October 5th Agreement.

         In the event cf the demise of Okin at any time during the option period, Okin's estate shall have the right to exercise the option for a period which is the lesser of one year or the balance of the Option Period.





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
         SECOND:  COUNTERPARTS

         This Agreement may be signed upon any number of counterparts with the same effect as if the signature to each were upon the same agreement. Signatures by facsimile transmission shall be deemed acceptable and binding on the parties hereto.

         THIRD:   EFFECT OF AMENDMENT TO OCTOBER 5TH AGREEMENT

         Except as altered, amended or modified by this Amendment to Agreement, the October 5th Agreement shall remain in full force and effect and binding upon NutraGenics and Okin pursuant to its terms and conditions.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                           NUTRAGENICS, INC.
(SEAL)


                                           By: /s/ Ronald Howard Lane
                                              -----------------------------
                                              RONALD HOWARD LANE, PRESIDENT


                                           /s/ Milton Okin
                                           --------------------------------
                                           MILTON OKIN

                                    AGREEMENT

         This AGREEMENT entered into this 5th day of October, 1995 by and between NutraGenics, Inc. a Nevada corporation, having its principle offices at 8300 N. Hayden Road, Suite 207, Scottsdale, Arizona 85258 (hereinafter referred to as "NutraGenics") and Milton Okin, residing at 306 Brevoort Lane, Rye, New York 10580 (hereinafter referred to as the "Okin").


                              W I T N E S S E T H:

         WHEREAS, NutraGenics is a public company that has acquired a licensing agreement which permits the exclusive manufacture, marketing and sale of a vitamin E-like complex ("TRF(25)") that has been shown to be effective in reducing cholesterol and critical events associated with coronary heart disease and stroke; NutraGenics has applied for a United States trademark for the vitamin E-like complex (TRF(25)) under the name "Vitenol-E(TM)"; and NutraGenics is in the business of manufacturing, marketing and selling the aforementioned vitamin E-like complex (TRF(25)) under the name Vitenol-E(TM)";

         WHEREAS, Okin is a biochemist and has been in the nutrition, health and vitamin industry for 60 years, has owned a company that manufactured, marketed and distributed vitamins and pharmaceuticals, currently owns a vitamin mail order business and has extensive knowledge in the nutrition, health and vitamin industry;




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
         WHEREAS, pursuant to this Agreement, Okin and Okin's Children are purchasing Two Hundred and Fifty Thousand (250,000) shares of common stock of NutraGenics $.001 par value at a price of one ($1.00) Dollar per share for investment purposes only;

         WHEREAS, Okin has agreed, as hereinafter set forth to advance on behalf of NutraGenics, as a loan to NutraGenics, the money required to pay for the legal fees of Milton Bass, Esq. for his expertise with regard to the laws, rules and regulations promulgated and enforced by the Federal Food and Drug Administration, and for his consultation and approval that the vitamin E-like complex (TRF(25)), known as Vitenol-E(TM), can be properly and legally marketed, sold and labeled as a nutritional supplement that will lower cholesterol; and

         WHEREAS, Okin has agreed, as hereinafter set forth, to make an additional secured loan of Two Hundred and Fifty Thousand ($250,000.00) Dollars to NutraGenics for period of two (2) years;

         NOW THEREFORE, in consideration of the mutual covenants and provisions herein contained, the parties intending to be legally bound, agree as follows:

         FIRST:   COMMON STOCK TO BE SOLD

         Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties contained herein, Okin and Okin's Children hereby purchase from NutraGenics, and NutraGenics hereby sells to Okin and Okin's Children Two Hundred and Fifty Thousand (250,000) unregistered Shares of the Common

Stock of Nutragenics $.001 par value (hereinafter referred to as the "Stock") on terms and conditions as hereinafter set forth.

         SECOND:   PURCHASE PRICE

         (a) The purchase price for the Stock is One ($1.00) Dollar per share or a total purchase price of Two Hundred and Fifty Thousand ($250,000) Dollars payable to NutraGenics at closing.

         (b) Upon closing and the payment of the sum of Two Hundred and Fifty Thousand ($250,000) Dollars to NutraGenics, NutraGenics shall deliver to Okin and Okin's Children the Stock being sold herein in Stock Certificates issued as follows:

         (i) One Hundred and Fifty Thousand (150,000) shares shall be issued in Fifteen (15) Stock Certificates of Ten Thousand (10,000) Shares each, issued in the name of Milton Okin;

         (ii) Thirty-Three Thousand Three Hundred and Thirty-Three (33,333) shares shall be issued in Three (3) Stock Certificates of Ten Thousand (10,000) shares each and One (1) Stock Certificate of Three Thousand and Thirty-Three (3,333) shares, issued in the name of Kenneth Okin;

         (iii) Thirty-Three Thousand Three Hundred and Thirty-Three (33,333) shares shall be issued in Three (3) Stock Certificates of Ten Thousand (10,000) shares each and One (1) Stock Certificate of Three Thousand and Thirty-Three (3,333) shares, issued in the name of Robert Okin; and




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
         (iv) Thirty-Three Thousand Three Hundred and Thirty-Four (33,334) shares shall be issued in Three (3) Stock Certificates of Ten Thousand (10,000) shares each and One (1) Stock Certificate of Three Thousand and Thirty-Four (3,334) shares, issued in the name of Nicki Closset;

         Each of the aforesaid named individuals, Kenneth Okin, Robert Okin, and Nicki Closset, (hereinafter together referred to as "Okin's Children") to whom NutraGenics stock will be issued shall execute an investment letter in form and substance as annexed hereto.

         THIRD:   NUTRAGENICS' REPRESENTATIONS AND WARRANTIES

         (a) NutraGenics represents and warrants that the Stock, when issued pursuant to the terms. and conditions of this Agreement, will have been duly authorized, validly issued, fully paid and nonassessable.

         (b) NutraGenics represents and warrants that it will pay any and all taxes required to be paid and arising out of the issuance and sale of the Stock.

         (c) NutraGenics agrees to sign any and all other documents reasonably required to be signed in order to effectuate the issuance of the Stock being sold herein by NutraGenics.

         (d) NutraGenics represents and warrants that there is no claim, litigation, proceeding or investigation pending or to the knowledge of NutraGenics threatened in which NutraGenics is a party or a defendant that may in any way effect the value of the vitamin

E-like complex (TRF(25)) known as Vitenol-E(TM), including any applications, renewal applications, or amendments to any existing registration, submitted to the United States Food and Drug Administration or the United States Patent and Trademark Office.

         (e) NutraGenics represents and warrants that it has complied in all material respects with all applicable laws, regulations, orders and ordinances of the United States, and all state and local governments and agencies thereof, which could adversely effect the vitamin E-like complex (TRF(25)) known as Vitenol-E(TM).

         (f) NutraGenics represents and warrants that it is the sole and undisputed holder of the world wide exclusive license from LipoGenics, Inc. to the industrial proprietary rights, including pending United States and foreign applications relating to tocotrienols and tocotrienol-like compounds and their preparation and use, and the technology, including trade secret formulas and processes, and know-how, relating to such tocotrienols and tocotrienol-like compounds and their preparation and use (such Industrial Property Rights, technology, trade secrets and know-how being hereinafter referred to as "LipoGenics technology"). That the nutritional supplement technology based on a vitamin E-like complex (TRF(25)) has been shown to be effective in reducing cholesterol and in reducing critical events associated with coronary heart disease and stroke as well as having antioxidant and anticoagulant properties.

         (g) NutraGenics represents and warrants that the above-described exclusive license for the vitamin E-like complex (TRF (25)) is, and will be at the time of execution of this agreement, validly existing and in full force and effect; NutraGenics represents and warrants that it has not violated, nor is in breach or default of, any of the conditions and terms of such license agreement. NutraGenics further represents and warrants that said license agreement is free and clear of all pledges, mortgages, charges, encumbrances and liens. A true copy of such fully executed License Agreement is annexed hereto.

         (h) NutraGenics represents and warrants that LipoGenics has patent applications pending on the following four basic elements: 1) a method of manufacturing Vitenol-E(TM) dietary supplements ("Processing" claims); 2) Vitenol-E(TM) products derived via the proprietary methods ("Products by Process" claims); 3) chemical composition of key compounds in Vitenol-E(TM) ("Composition of Structure" claims); and 4) the use of the proprietary Vitenol-E(TM) product and its compounds ("Utility" claims). As of the date of the execution of this Agreement, the following patent applications have been submitted and prosecuted by LipoGenics:


Applications #         Inventors                    Title
1. WO 9117985          A. Qureshi, K. Becker        Process for recovering
                       M. Wells, R. Lane            tocotrienols, tocopherols
                                                    and tocotrienol-like
                                                    compounds

2. WO 930977           R. Lane A. Qureshi           Tocotrienols and
                       W. Salser                    tocotrienol-like compounds
                                                    and methods for their use



NutraGenics further represents and warrants that there have been no issues raised by the. United States Patent and Trademark Office that NutraGenics believes will prevent the issuance of the patents for the above-described patent applications.


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
         (i) NutraGenics represents and warrants that to its knowledge and belief, except for a sum of $100,000 plus interest due Health Care Investors being assumed by NutraGenics, Inc. from LipoGenics, Inc. as part of its License Agreement, the patent application, numbers WO 911785 and WO 930977, for the vitamin E-like complex are free and clear of all pledges, mortgages, charges, encumbrances and liens, and that all such registrations and filings with the United States Patent and Trademark Office, and any other state or federal agency are existing, valid and current.

         (j) That the financial statements given to Okin and annexed hereto have been prepared in accordance with generally accepted accounting practices applied on a consistent basis, and are true, accurate and complete.

         (k) That the reports of the clinical tests with regard to the vitamin E-like complex (TRF(25)) for the product known as Vitenol-E(TM), and supplied to Okin, copies of which are annexed hereto, have been carried out following Food and Drug Administration protocol and are true, accurate and complete.

         FOURTH:  OKIN'S INVESTMENT REPRESENTATIONS

         Okin and Okin's Children represent that the Stock being acquired by them is for investment for their own accounts, with no present intention of reselling or otherwise distributing the same. Okin and Okin's Children have been advised that the Shares have not been registered under the Securities Act of 1933, as amended, (the "Act") on the basis that the sale to Okin and Okin's Children is exempt from registration under Section 4(2) of the Act as not


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
involving any public offering and that NutraGenics' reliance on such exemption is predicated in part on Okin and Okin's Children's aforesaid representation. Okin and Okin's Children have been advised that while they have the right to dispose of their own property when and as they see fit, they realize that, in the view of the Securities and Exchange Commission, the statutory basis for exemption would not be present if, notwithstanding Okin and Okin's Children's said representation, Okin or any of Okin's Children had in mind merely acquiring the Shares for resale upon the occurrence or nonoccurrence of some predetermined event. At present Okin nor' any of Okin's Children know of no circumstance in the foreseeable future which would require the sale or hypothecation of the Shares. Okin and Okin's Children represent that they have such knowledge and experience in financial matters to evaluate the merits and risks of an investment in the Shares, and that they can bear the economic risk of an investment in the Shares.

         Okin and Okin's Children further represent that they have had the opportunity to seek outside legal advice with respect to acquiring the Shares. Okin and Okin's Children understand that the Shares are characterized as "restricted securities" under federal securities laws, since the Shares are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations, such securities may be resold without registration under the Act only in certain limited circumstances. Okin and Okin's Children hereby represent that they understand the resale limitations imposed by the Act and are

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
generally familiar with and understand the existing resale limitations imposed by the Act and the rules and regulations promulgated thereunder.

         FIFTH: LOAN TO NUTRAGENICS FOR THE PAYMENT OF THE LEGAL FEES FOR MILTON A. BASS, ESQ.

         Okin hereby agrees to loan to NutraGenics a sum of money to pay for the legal fees of Milton A. Bass, Esq. for his expertise with regard to the laws, rules and regulations promulgated and enforced by the Federal Food and Drug Administration, and for his consultation and approval that the vitamin E-like complex (TRF(25)), known as Vitenol-E(TM), can be properly and legally labeled, marketed and sold as a nutritional supplement that will lower cholesterol. Said loan shall be limited to reasonable out-of-pocket expenses and reasonable attorneys fees paid directly to the law firm Bass & Ullman, on behalf of Milton
A. Bass, Esq., Said loan shall be made pursuant to the following terms and conditions:

         (a) The law firm of Bass & Ullman shall be the exclusive law firm retained for consultation and approval that the vitamin E-like complex (TRF(25)), known as Vitenol-E(TM), can be properly and legally labelled, marketed and sold as a nutritional supplement that will lower cholesterol, in accordance with the laws, rules and regulations promulgated and enforced by the Federal Food and Drug Administration.

         (b) All legal fees in connection with the above-described consultation, shall be paid directly by Okin to the law firm Bass


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
& Ullman and shall be approved by both Okin and NutraGenics in advance of being incurred.

         (c) The loan described in this paragraph "FIFTH", shall be for a period of twelve (12) months from the date of execution of this Agreement. At the expiration of said time period, NutraGenics shall repay all monies advanced by Okin pursuant to this paragraph; provided, however, that Okin shall have the sole right, in his discretion, to extend the date of payment of said loan for an additional period of twelve (12) months. No interest shall accrue on this loan during the period of said loan.

         (d) Notwithstanding the fact that this loan commitment is being made to NutraGenics, NutraGenics acknowledges that this loan commitment is being made solely to pay for the legal fees of Milton A. Bass, Esq., incurred in connection with his consultation and approval that the vitamin E-like complex (TRF(25)), known as Vitenol-E(TM), can be properly and legally labeled, marketed and sold as a nutritional supplement that will lower cholesterol, in accordance with the laws, rules and regulations promulgated and enforced by the Federal Food and Drug Administration, and NutraGenics acknowledges that it shall not incur any costs or expenses in connection with Milton A. Bass, Esq.'s consultation without the prior written consent and approval from Okin.

         (e) Pursuant to the terms and conditions hereinafter set forth in paragraph "EIGHTH", Okin, at his sole option, may elect to receive common stock of NutraGenics as repayment of said loan, at


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
a purchase price of One ($1.50) Dollar and Fifty Cents per share of common stock of NutraGenics.

         (f) Simultaneously with the execution of this Agreement, a separate Promissory Note shall be executed by NutraGenics evidencing the loan being made by Okin pursuant to this paragraph.

         SIXTH: SECURED LOAN TO NUTRAGENICS FOR TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($250,000,00)

         Okin hereby agrees to loan to NutraGenics the sum of Two Hundred and Fifty Thousand ($250,000.00) Dollars pursuant to the following terms and conditions:

         (a) The loan of Two Hundred and Fifty Thousand ($250,000.00) Dollars (hereinafter referred to as the "Secured Loan") shall be secured by NutraGenics' accounts receivables, inventory, patents, trademarks, machinery, equipment, licenses and contracts, including but not limited to, the exclusive license agreement to manufacture, market and sell the vitamin E-like complex (TRF(25)) known as Vitenol- E(TM), pursuant to the following documents: a separate Promissory Note in the amount of $250,000; a Security Agreement - Chattel Mortgage; an Equipment Security Agreement - Chattel Mortgage; an Inventory Security Agreement; and Form UCC-1 Financing Statements filed with the appropriate local and state agencies. All above-described documents shall be executed simultaneously with the execution of this Agreement.

         (b) The term of the Secured Loan shall be for a period of two (2) years with a variable interest rate based upon the six-month London Interbank Offered Rate ("Libor") plus the spread of 1 1/2


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
points above Libor (which includes the facility fee of 3/4 of a point charged by Merrill Lynch), and said variable interest on the Secured Loan shall be paid by NutraGenics quarterly directly to Milton Okin.

         (c) The proceeds of the Investment and Secured Loan shall be used in accordance with the terms and conditions hereinafter set forth in paragraph "SEVENTH".

         (d) Pursuant to the terms and conditions hereinafter set forth in paragraph "EIGHTH", Okin, at his sole option, may elect to receive all or part common stock of NutraGenics as repayment of said Secured Loan, at a purchase price of One ($1.50) Dollar and Fifty Cents per share of common stock of NutraGenics.

         SEVENTH:          INVESTORS POSITION - USE OF PROCEEDS

         (a) Okin and Okin's Children are purchasing Two Hundred and Fifty Thousand Shares (250,000) of NutraGenics unregistered common stock as hereinabove set forth in paragraph "SECOND" at a purchase price of One ($1.00) Dollar per share, for a total purchase price of Two Hundred and Fifty Thousand ($250,000) Dollars (hereinafter referred to as the "Investment").

         (b) Okin is advancing the Secured Loan, as hereinabove set forth in paragraph "SIXTH" in the amount of Two Hundred and Fifty Thousand ($250,000) Dollars.

         (c) The aforesaid proceeds of the Investment and Secured Loan shall be used by NutraGenics primarily for the manufacture, marketing and sales of the product known as Vitenol-E(TM). The proceeds of the Investment and Secured Loan shall not be used for


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
the repayment of any debt of NutraGenics nor for the payment of any royalties to LipoGenics, Inc., the corporation that developed and owns the vitamin E-like complex (TRF(25)) referred to herein and known as Vitenol-E(TM).

         (d) NutraGenics shall maintain complete and accurate financial books and records reflecting NutraGenics' use of aforesaid proceeds of the Investment and Secured Loan. Okin, or any representative of Okin, shall have the right, upon two (2) days written notice, to examine and copy said books and records of NutraGenics at any time during the normal business hours of NutraGenics, and NutraGenics at its own expense shall be obligated and bound to make said books and records available for review and copying by Okin, or any representative of Okin, in the State and City of New York.

         (e) Until such time as the Secured Loan of $250,000 made by Okin to NutraGenics has been paid in full, Okin shall receive copies of all filings with the United States Securities and Exchange Commission, press releases, sales literature, material contracts and financial and accounting reports, financial statements and tax returns prepared by, for or on behalf of NutraGenics.

         (f) The within "Use of Proceeds" provision is a material provision and of the essence of this Agreement, any breach hereof shall result in the following:

                  (i) The balance of the principal and interest of the Secured Loan shall become immediately due and


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
                           payable by NutraGenics to Okin pursuant to the terms and conditions of the Promissory Note executed by NutraGenics representing the Secured Loan.

                  (ii) Okin and Okin's Children shall have the right and option to sell their equity ownership in NutraGenics, or any portion thereof, to NutraGenics at a price equal to $2.00 per share or the then fair market value per share whichever is greater. Okin or any of Okin's Children shall elect such option by notifying NutraGenics in writing by certified or registered mail. NutraGenics, within thirty (30) days of receipt of such notice, shall purchase said stock. The closing shall be held within thirty (30) days of such notice, at which time 100% of the purchase price shall be paid in cash or by certified check and the stock certificates sold shall at closing be properly endorsed and delivered to NutraGenics by Okin or Okin's Children.

         EIGHTH: OPTION TO CONVERT LOANS INTO UNREGISTERED COMMON STOCK OF NUTRAGENICS

         At any time during the term of each of the loans made pursuant to this Agreement, Okin, at his sole option, may elect to receive unregistered common stock of NutraGenics as repayment of all or any portion of all loans made by him to NutraGenics, at a purchase price of One Dollar and Fifty Cents ($1.50) per share of


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
unregistered common stock of NutraGenics. Okin shall notify Nutragenics in writing by certified or registered mail of his election to receive unregistered common stock of NutraGenics as repayment of all or any portion of the loans being made pursuant to this Agreement. The closing and the issuance to Okin of the unregistered common stock of NutraGenics shall be held within thirty (30) days of Okin's notification (the "Closing Date").

         NINTH:            NUTRAGENICS RIGHT TO PREPAY LOANS

         NutraGenics shall have the right to prepay either or both of the loans made pursuant to this Agreement, and in that event, NutraGenics shall notify Okin of its intention to prepay either or both of said loans by certified or registered mail. Upon receipt of such notice, Okin shall have the option to elect to receive unregistered common stock of NutraGenics- in lieu of a cash repayment of all or part of said loans, Okin shall notify NutraGenics of such an election in writing by certified or registered mail within thirty (30) days of receipt of NutraGenics, notice to prepay said loans. In the event Okin does not elect to receive NutraGenics' stock in repayment of all of his loans he shall be paid the balance due in cash or good certified check. The closing and the payment in cash or good certified check and/or the issuance to Okin of the unregistered common stock of NutraGenics shall be held within thirty (30) days of Okin's notification.

         TENTH:            "PIGGY BACK" RIGHTS OF REGISTRATION

         In the event NutraGenics shall at any time after the date hereof, seek to further register or qualify any of its capital


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
stock or the securities holdings of any of its controlling shareholders, on each such occasion it shall furnish Okin and each of Okin's Children with at least thirty (30) days prior written notice thereof, and Okin and Okin's Children shall have the option without cost or expense to Okin or any of Okin's Children, to include his or her Stock, or any portion thereof, in such registration or qualification with the consent of the underwriter, who may also require appropriate and reasonable limitations on the sale of such Stock after their registration. Okin and each of Okin's Children shall exercise their respective "piggy-back rights" of registration by giving written notice to NutraGenics and the underwriter within twenty (20) days of receipt of written notice from NutraGenics. All expenses in connection with preparing and filing the registration statement (and any registration or qualification under the securities or "Blue Sky" laws of states in which the offering will be made under such registration statement) shall be borne in full by NutraGenics (including up to a maximum of five (5) states in which NutraGenics would not otherwise sell shares registered under such registration statement in which the shares are also registered). This piggy-back right of registration shall be limited to the shares of NutraGenics' common stock being purchased by Okin or any of Okin's Children and the NutraGenics' common stock which Okin may elect to receive as repayment of his loans and further limited in dollar amount to 125% of the cost of the NutraGenics' common stock purchased by Okin and Okin's Children, including any conversion of debt into common stock. This

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
piggy-back right of registration may be assigned and transferred by Okin or any of Okin's Children to any third party who may receive the NutraGenics stock issued to Okin pursuant to this Agreement.

         ELEVENTH:         INDEMNIFICATION

         NutraGenics agrees to indemnify and hold harmless Okin and each of Okin's Children and each person, if any, who is a representative of Okin or any of Okin's Children, and each person to whom Okin or any of Okin's Children assign his or her NutraGenics' common stock, from and against any losses, claims, damages, liabilities (which shall include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys'
fees), to which Okin or any of Okin's Children, such representative or assignee, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise.out of or are based upon any untrue statement or an alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment thereof or supplement thereto, (B) any blue sky application or other document executed by NutraGenics specifically for that purpose or based upon written information furnished by NutraGenics filed in any state or other jurisdiction in order to qualify any or all of the Exchange Shares under the securities laws thereof (any such application, document being hereinafter called a "Blue Sky Application") , or .arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any supplement thereto, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that NutraGenics will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to NutraGenics through Okin or any of Okin's Children or on behalf of Okin or any of Okin's Children or Okin's or any of Okin's Children's assigns specifically for use in the preparation of the Registration Statement or any such amendment of supplement thereof or any such Blue Sky Application or any such Preliminary Prospectus or the Prospectus or any such amendment or supplement thereto. This indemnity will be in addition to any liability which Okin or Okin's Children or any of Okin or Okin's Children's representatives or assigns may otherwise have.

         The terms and conditions of this paragraph shall survive the termination or expiration of this Agreement.

         TWELFTH:          ELECTION OF OKIN TO THE BOARD OF DIRECTORS

         If elected, Okin agrees to serve as a member of the Board of
Directors of NutraGenics for three (3) consecutive one (1) year terms commencing
October   , 1995.

         THIRTEENTH:       APPROVAL OF BOARD OF DIRECTORS

         This Agreement and the terms and conditions herein is subject to the prior approval of the Board of Directors of NutraGenics through the adoption and execution of formal executed resolutions of the Board of Directors of NutraGenics. A copy of such executed resolutions shall be delivered to Okin at closing.

         FOURTEENTH:       AGREEMENT CONDITIONED ON APPROVAL OF LICENSE
                           AGREEMENT BETWEEN NUTRAGENICS AND LIPOGENICS, INC.

         This Agreement shall be conditioned upon the written approval by the Board of Directors of LipoGenics, Inc. and the Board of Directors of NutraGenics of the terms and conditions of a License Agreement between LipoGenics, Inc. and NutraGenics in form and substance as annexed hereto.

         FIFTEENTH:        ENDORSEMENT OF STOCK CERTIFICATE

         Okin and Okin's Children agree that there will be placed on the certificates for the Shares, or any substitutions therefor, a legend stating in substance as follows:

                  The shares represented by this certificate have not been registered under the Securities Act of 1933, have been acquired for investment and may not be sold transferred or assigned in the absence of an effective registration statement for these shares under the Securities Act of 1933 or an opinion of Company's counsel that registration is not required under said Act.

         SIXTEENTH:        DESCRIPTION OF AUTHORIZED CAPITAL STOCK AND WARRANTS

         The total number of authorized shares of NutraGenics' common stock is Fifty Million (50,000,000) par value $.001.

         The total number of issued and outstanding shares of NutraGenics common
stock is          (       ). Except for the options created for C. Everett Koop
to purchase one and Eighty Thousand (180, 000) shares of NutraGenics' common stock, there are no warrants or options to purchase shares of NutraGenics common stock.

         SEVENTEENTH:      CONSULTING AGREEMENT BETWEEN
                           NUTRAGENICS AND OKIN

         NutraGenics and Okin acknowledge and agree that Okin at the request of NutraGenics, agrees to be reasonably available as a consultant to NutraGenics for a period of twelve (12) months from the date of execution of this Agreement.

         EIGHTEENTH:       NON-WAIVER

         All representations and warranties made by the parties to this Agreement shall survive the closing. No action or omission by the parties hereto shall constitute a waiver of any covenants, warranties or representations, unless such waiver shall be executed in writing by the party for whose benefit such covenant, warranty or representation is designed.

         NINETEENTH:       ARBITRATION OF DISPUTES

         Any and all disputes of whatsoever kind or nature arising out of or concerning this Agreement, its interpretation or effect, shall be determined by the exclusive means of Arbitration before the American Arbitration Association of the City of New York, located in the City of New York in accordance with its rules and regulations then in effect, and the decision upon such Arbitration shall be final and binding upon all of the parties of this Agreement. The costs and expense of Arbitration, including the reasonable attorney's fees, shall be paid by the party against whom the Arbiters render a decision, unless the decision of the Arbiters specifically provides otherwise for good cause, and judgment upon such award may be entered in the Supreme Court of the State of New York or any other State in which any party to this Agreement is a resident. Such determination shall be made by a panel of at least three (3) Arbiters.

         TWENTIETH:        LAWS TO GOVERN

         This Agreement shall be construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of laws and principles thereof and the parties consent to the exclusive jurisdiction of the state and federal courts of the State of New York.

         TWENTY-FIRST:     NOTICES

         All necessary notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be deemed duly given five
(5) days after being mailed by certified mail, return receipt requested, postage prepaid and addressed as follows:

         A.       If to be given to NutraGenics at
                  8300 North Hayden Road
                  Suite 207
                  Scottsdale, Arizona 85258

         B.       If to be given to Milton Okin or Okin' s Children c/o
                  Milton Okin at

                  240 Brevoort Land
                  Rye, New York 10580



         TWENTY-SECOND:    ENTIRE AGREEMENT

         This Agreement contains all of the terms and conditions agreed upon by the parties hereto with reference to the subject matter hereof. No other agreements, oral or otherwise, shall be deemed to exist or to bind any of the parties hereto, and all prior agreements and understandings are superseded hereby. This

Agreement cannot be modified or changed except by written instrument signed by all of the parties hereto.

         TWENTY-THIRD:     HEADINGS

         The headings of the paragraphs of this Agreement are for the convenience of reference only and do not form a part thereof and in no way modify, interpret or construe the meanings of the parties.

         TWENTY-FOURTH:    COUNTERPARTS

         To facilitate execution, this Agreement may be executed in as many counterparts as may be required and its shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto. Signatures by facsimile transmission shall be deemed acceptable and binding upon the parties.

         TWENTY-FIFTH:     SEVERANCE OF AGREEMENT

         Should any provision or portion of any provision of this Agreement be invalid for any reason the validity of the remaining provisions, or of the other portions of the provision in question, shall not be effected thereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers, and their corporate seals to be affixed hereto.
                                                NUTRAGENICS, INC.


                                                /s/Ronald H. Lane
                                                ------------------------------
                                                By: RONALD H. LANE
                                                    CHIEF EXECUTIVE OFFICER


                                                /s/Milton Okin
                                                ------------------------------
                                                MILTON OKIN


                                                /s/Kenneth L. Okin
                                                ------------------------------
                                                KENNETH OKIN


                                                /s/Robert Okin
                                                ------------------------------
                                                ROBERT OKIN


                                                /s/Nicki Closset
                                                ------------------------------
                                                NICKI CLOSSET




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